UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-A/A

(AMENDMENT NO. 4)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

eLOYALTY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization) 150 Field Drive, Suite 250, Lake Forest, Illinois (Address of Principal Executive Offices)	36-4304577 (IRS Employer Identification no.) 60045 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-94293 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of Class)

Preferred Stock Purchase Rights

(Title of Class)

AMENDMENT NO. 4 TO FORM 8-A

eLoyalty Corporation, a Delaware corporation (“eLoyalty”), is filing this Amendment No. 4 to supplement and amend the following items, exhibits or other portions of its Registration Statement on Form 8-A originally filed with the Securities and Exchange Commission (“SEC”) on January 20, 2000, as previously amended on March 24, 2000, November 9, 2001 and September 24, 2002 (the “Amended Registration Statement”).

Item 1.	Description of Securities to be Registered.

Item 1 of the Amended Registration Statement is amended to add the following paragraph as the last paragraph of Item 1:

Effective December 26, 2007, we and the Rights Agent entered the Second Amendment to Rights Agreement which amended the Rights Agreement (the “Second Amendment”). The Second Amendment provides that Sutter Hill Ventures and certain related parties shall not become an “Acquiring Person” for purposes of the Rights Agreement so long as Sutter Hill Ventures and its related parties do not own more than 25% of eLoyalty’s outstanding common stock, including shares of eLoyalty’s Series B preferred stock which are convertible into common stock.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 4.3 hereto and is incorporated by reference herein.

Item 2.	Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Incorporation of eLoyalty, as amended (incorporated by reference to Exhibit 3.1 to eLoyalty’s Registration Statement on Form S-1 (Registration No. 333-94293) (the “S-1”)).

3.2	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to eLoyalty’s Registration Statement on Form 8-A (File No. 0-27975) filed with the SEC on March 24, 2000 (the “8-A Amendment”)).

3.3	Certificate of Amendment to eLoyalty’s Certificate of Incorporation December 19, 2001 (incorporated by reference to Exhibit 3.3 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.4	Certificate of Amendment to eLoyalty’s Certificate of Incorporation December 19, 2001 (incorporated by reference to Exhibit 3.4 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.5	Certificate of Increase of Series A Junior Participating Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.5 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.6	Certificate of Designation of 7% Series B Convertible Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.6 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.7	By-Laws of eLoyalty (incorporated by reference to Exhibit 3.2 to the S-1).

3.8	Amendment to By-Laws of eLoyalty (incorporated by reference to Exhibit 3.1 to eLoyalty’s Form 8-K filed with the SEC on November 16, 2007).

4.1	Rights Agreement dated March 17, 2000 between eLoyalty and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) (incorporated by reference to Exhibit 4.1 to the 8-A Amendment).

4.2	Amendment, dated as of September 24, 2001, to the Rights Agreement between eLoyalty and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K dated September 24, 2001, File No. 0-27975).

4.3	Second Amendment to Rights Agreement, dated as of December 26, 2007, by and between eLoyalty Corporation and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 of eLoyalty’s Form 8-K filed with the SEC on December 27, 2007).

4.4	Certificate of Adjustment dated January 10, 2002 (filed as Exhibit 4.3 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

eLOYALTY CORPORATION

Date: December 27, 2007	By:	/s/ STEVEN H. SHAPIRO
Steven H. Shapiro, Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of eLoyalty, as amended (incorporated by reference to Exhibit 3.1 to eLoyalty’s Registration Statement on Form S-1 (Registration No. 333-94293) (the “S-1”)).

3.2	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to eLoyalty’s Registration Statement on Form 8-A (File No. 0-27975) filed with the SEC on March 24, 2000 (the “8-A Amendment”)).

3.3	Certificate of Amendment to eLoyalty’s Certificate of Incorporation December 19, 2001 (incorporated by reference to Exhibit 3.3 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.4	Certificate of Amendment to eLoyalty’s Certificate of Incorporation December 19, 2001 (incorporated by reference to Exhibit 3.4 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.5	Certificate of Increase of Series A Junior Participating Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.5 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.6	Certificate of Designation of 7% Series B Convertible Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.6 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001).

3.7	By-Laws of eLoyalty (incorporated by reference to Exhibit 3.2 to the S-1).

3.8	Amendment to By-Laws of eLoyalty (incorporated by reference to Exhibit 3.1 to eLoyalty’s Form 8-K filed with the SEC on November 16, 2007).

4.1	Rights Agreement dated March 17, 2000 between eLoyalty and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) (incorporated by reference to Exhibit 4.1 to the 8-A Amendment).

4.2	Amendment, dated as of September 24, 2001, to the Rights Agreement between eLoyalty and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K dated September 24, 2001, File No. 0-27975).

4.3	Second Amendment to Rights Agreement, dated as of December 26, 2007, by and between eLoyalty Corporation and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 of eLoyalty’s Form 8-K filed with the SEC on December 27, 2007).

4.4	Certificate of Adjustment dated January 10, 2002 (filed as Exhibit 4.3 to eLoyalty’s Annual Report on Form 10-K for the year ended December 29, 2001).